EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated February 1, 2000, appearing on page 58 of the 1999 Annual Report to Shareholders, which is incorporated in the Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-67067, 33-60406, 33-57167, 33-39466, 333-86299, 333-34609, 333-29657,
333-14869, 033-59235, and 033-59237) and on Form S-8 (Nos. 333-66233,
33-45525, 33-50260, 33-45074, 33-52094, 333-19671, 333-91305, 333-94955,
333-30742, 333-29819 and 033-36694). We also consent to the incorporation of our report dated February 1, 2000, on the Financial Statement Schedule, appearing on page 19 of the Form 10-K. It should be noted that we have not audited any financial statements of UtiliCorp United, Inc. subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our reports.

/s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri
March 24, 2000